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                                                                       Exhibit 2

                            AGREEMENT OF JOINT FILING

                  Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby consents to the joint filing on their behalf of a single Schedule 13D and any amendments thereto, with respect to the ownership by each of the undersigned of shares of Common Stock of Empire Resorts, Inc. Each of the undersigned hereby further agrees that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Date: January 21, 2004                         /s/Maurice Dabbah
                                               ---------------------------------
                                               Maurice Dabbah

                                               MONTICELLO REALTY L.L.C.
                                               By: MANHATTAN DEVELOPMENT
                                                   CORPORATION, Its Manager

Date: January 21, 2004                         By: /s/Maurice Dabbah
                                                   -----------------------------
                                                   Name: Maurice Dabbah
                                                   Title: President

                                               MANHATTAN DEVELOPMENT
                                               CORPORATION

Date: January 21, 2004                         By: /s/Maurice Dabbah
                                                   -----------------------------
                                                   Name: Maurice Dabbah
                                                   Title: President

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